EXHIBIT 99.1

Worthington Steel Reports Second Quarter Fiscal 2024 Results

COLUMBUS, Ohio, December 21, 2023 – Worthington Steel, Inc. (NYSE: WS) today reported financial results for the fiscal 2024 second quarter ended November 30, 2023. The Company operated as part of Worthington Enterprises, Inc. (formerly Worthington Industries, Inc.) for the entire fiscal 2024 second quarter, and historical financial measures presented in this release were derived from Worthington Enterprises, Inc.'s accounting records and are presented on a carve-out basis.

The Company reported net sales of $808.0 million and net loss attributable to controlling interest of $6.0 million, or $0.12 per diluted share, for its fiscal 2024 second quarter ended November 30, 2023. For the second quarter of fiscal 2023, the Company recorded net sales of $868.4 million and net loss attributable to controlling interest of $15.8 million, or $0.32* per diluted share. Results in both the current year quarter and prior year quarter were impacted by certain items, as summarized in the table below.

*Subsequent to the issuance of the initial financial news release, this item has been revised. Previously, it was denoted as a net loss attributable to controlling interest of $0.31 per diluted share.

(U.S. dollars in millions, except per share amounts)

	2Q 2024		2Q 2023
	After-Tax	Per Share	After-Tax	Per Share
Net earnings (loss) attributable to controlling interest	$(6.0)	$(0.12)	$(15.8)	$(0.32)	*
Restructuring and other income, net	-	-	(1.8)	(0.04)
Separation costs	11.4	0.23	5.9	0.12
Adjusted net earnings (loss) attributable to controlling interest (Non-GAAP)	$5.4	$0.11	$(11.7)	$(0.24)	*

*Subsequent to the issuance of the initial news release, this item has been revised. Previously, the Net earnings (loss) attributable to controlling interest per share was $0.31, and the Adjusted net earnings (loss) attributable to controlling interests (Non-GAAP) per share was $(0.23).

Financial highlights for the current and comparative periods are as follows:

(U.S. dollars in millions, except per share amounts)

	2Q 2024	2Q 2023		6M 2024		6M 2023
Net sales	$808.0	$868.4		$1,713.8		$1,943.0
Operating income (loss)	(8.8)	(19.9)		60.9		21.0
Equity in net income of unconsolidated affiliate	3.8	1.9		12.8		3.7
Net earnings (loss) attributable to controlling interest	(6.0)	(15.8)		52.5		14.4
Earnings (loss) per diluted share attributable to controlling interest	$(0.12)	$(0.32)	*	$1.07	*	$0.29

*Subsequent to the issuance of the initial financial news release, this item has been revised. Previously, the Earnings (loss) per diluted share attributable to controlling interest per share was $(0.31) and $1.05 for 2Q 2023 and 6M 2024, respectively.

"It’s an exciting time to be at Worthington Steel. As we begin our journey as a standalone company, our team is experienced, energized and focused on our customers and shareholders,” said Geoff Gilmore, president and chief executive officer of Worthington Steel. “This quarter we saw net income and direct volume improve compared to the prior year quarter, despite headwinds in our automotive business due to the UAW strike. I want to thank the employees of Worthington Steel. I’m proud of the team for what they have done to help us achieve this milestone.”

Combined Quarterly Results

Net sales for the second quarter of fiscal 2024 were $808.0 million, a decrease of $60.4 million, or 7%, compared to the prior year quarter. The decrease was driven primarily by an 11.5% decline in direct selling prices, partially offset by a 4.4% increase in direct tons sold in the current quarter compared to the prior year quarter. The mix of direct tons versus toll tons processed was 56% to 44% in the current year quarter, compared to 55% to 45% in the prior year quarter.

Gross margin increased by $25.7 million over the prior year quarter to $60.2 million due to improved spreads and higher direct volume. Direct spreads benefited from an $18.3 million favorable change from an estimated $53.1 million inventory holding loss in the prior year quarter to an estimated $34.8 million inventory holding loss in the current year quarter.

Operating loss improved by $11.1 million over the prior year quarter to $8.8 million, primarily due to improved gross margin partially offset by the $11.2 million combined impact of incremental separation costs and lower restructuring gains compared with the prior year quarter. Excluding these items, adjusted operating income was up $22.3 million primarily due to higher gross margin partially offset by slightly higher selling, general and administrative (SG&A) expense. SG&A expense was up primarily due to increased wage and benefit costs resulting from continued inflationary pressures.

Recent Developments

•
On November 16, 2023, the Company acquired Voestalpine Automotive Components Nagold GmbH & Co. KG, a facility in Nagold, Germany. The acquisition establishes a footprint in Europe for Worthington Steel and allows the Company to capitalize on the growing EV and industrial motor markets in that region. Total consideration was approximately $21.0 million, net of cash acquired. Total net assets acquired were $20.4 million, subject to closing adjustments.

•
On November 30, 2023, the Company entered into a multi-year senior secured revolving credit facility (the “Credit Facility”) scheduled to mature on November 30, 2028, with a group of lenders. The Credit Facility will allow for borrowings of up to $550 million, to the extent secured by eligible accounts receivable and inventory balances at period end, which consist primarily of U.S. Dollar denominated account balances. Amounts drawn under the Credit Facility will have maturities of up to one year and will accrue interest at rates equal to an applicable margin over the SOFR Rate. The Company incurred approximately $2.7 million of issuance costs, of which $2.5 million will be amortized to interest expense over the expected five-year term and are reflected in other assets. As of November 30, 2023, $175 million was outstanding under the Credit Facility, of which $150 million was paid to Worthington Enterprises, Inc. on December 1, 2023, in connection with the separation of the Company from Worthington Enterprises, Inc.

•
On December 1, 2023, the previously announced separation of the Company from Worthington Enterprises, Inc. (formerly known as Worthington Industries, Inc.) was completed, and the Company’s common shares began trading on the New York Stock Exchange under the ticker symbol “WS.”

•
On December 1, 2023, Worthington Enterprises, Inc., made a pro rata distribution of 100% of the outstanding common shares of the Company to Worthington Enterprises, Inc. shareholders of record as of the close of business on November 21, 2023, in a spin-off that was generally intended to be tax-free to shareholders for U.S. federal income tax purposes.

Outlook

“Our company is performing well,” Gilmore said. “Worthington Steel employees continue to focus on safety and improvements to our business. We have the right team, the right strategy, and we are laser focused on doing the right thing for our employees, customers and shareholders.”

Conference Call

The Company will review fiscal 2024 second quarter results during its quarterly conference call on December 22, 2023, beginning at 8:30 a.m., Eastern Time. Details regarding the conference call are located in the investor section of the Company website at www.WorthingtonSteel.com.

About Worthington Steel

Worthington Steel (NYSE:WS) is a metals processor that partners with customers to deliver highly technical and customized solutions. Worthington Steel’s expertise in carbon flat-roll steel processing, electrical steel laminations and tailor welded solutions are driving steel toward a more sustainable future.

As one of the most trusted metals processors in North America, Worthington Steel and its 4,600 employees harness the power of steel to advance our customers’ visions through value-added processing capabilities including galvanizing, pickling, configured blanking, specialty cold reduction, lightweighting and electrical lamination. Headquartered in Columbus, Ohio, Worthington operates 32 facilities in seven states and six countries. Following a people-first Philosophy, commitment to sustainability and proven business system, Worthington Steel’s purpose is to generate positive returns by providing trusted and innovative solutions for customers, creating opportunities for employees, and strengthening its communities.

Safe Harbor Statement

Selected statements contained in this release constitute “forward-looking statements,” as that term is used in the Private Securities Litigation Reform Act of 1995 (the “Act”). The Company to take advantage of the Safe Harbor provisions included in the Act. Forward-looking statements reflect the Company’s current expectations, estimates or projections concerning future results or events. These statements are often identified by the use of forward-looking words or phrases such as “believe,” “anticipate,” “may,” “could,” “should,” “would,” “intend,” “plan,” “will,” “likely,” “expect,” “estimate,” “project,” “position,” “strategy,” “target,” “aim,” “seek,” “foresee” and similar words or phrases. These forward-looking statements include, without limitation, statements relating to: future or expected cash positions, liquidity and ability to access financial markets and capital; outlook, strategy or business plans; the anticipated benefits of the Company’s separation from Worthington Enterprises, Inc. (the “Separation”); the expected financial and operational performance of, and future opportunities for, the Company following the Separation; the tax treatment of the Separation transaction; the leadership of the Company following the Separation; future or expected growth, growth potential, forward momentum, performance, competitive position, sales, volumes, cash flows, earnings, margins, balance sheet strengths, debt, financial condition or other financial measures; pricing trends for raw materials and finished goods and the impact of pricing changes; the ability to improve or maintain margins; expected demand or demand trends for the Company or its markets; additions to product lines and opportunities to participate in new markets; expected benefits from transformation and innovation efforts; the ability to improve performance and competitive position at the Company’s operations; anticipated working capital needs, capital expenditures and asset sales; anticipated improvements and efficiencies in costs, operations, sales, inventory management, sourcing and the supply chain and the results thereof; projected profitability potential; the ability to make acquisitions and the projected timing, results, benefits, costs, charges and expenditures related to acquisitions, joint ventures, headcount reductions and facility dispositions, shutdowns and consolidations; projected capacity and the alignment of operations with demand; the ability to operate profitably and generate cash in down markets; the ability to capture and maintain market share and to develop or take advantage of future opportunities, customer initiatives, new businesses, new products and new markets; expectations for Company and customer inventories, jobs and orders; expectations for the economy and markets or improvements therein; expectations for generating improving and sustainable earnings, earnings potential, margins or shareholder value; effects of judicial rulings; the ever-changing effects of the novel coronavirus (“COVID-19”) pandemic and the various responses of governmental and nongovernmental authorities thereto on economies and markets, and on our customers, counterparties, employees and third-party service providers; and other non-historical matters.

Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation, those that follow: our ability to successfully realize the anticipated benefits of the Separation; the effect of conditions in national and worldwide financial markets, including inflation, increases in interest rates and economic recession, and with respect to the ability of financial institutions to provide capital; the impact of tariffs, the adoption of trade restrictions affecting the Company’s products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; changing oil prices and/or supply; product demand and pricing; changes in product mix, product substitution and market acceptance of the Company’s products; volatility or fluctuations in the pricing, quality or availability of raw materials (particularly steel), supplies, transportation, utilities, labor and other items required by operations (especially in light of Russia’s invasion of Ukraine); effects of sourcing and supply chain constraints; the outcome of adverse claims experience with respect to workers’ compensation, product recalls or product liability, casualty events or other matters; effects of facility closures and the consolidation of operations; the effect of financial difficulties, consolidation and other changes within the steel, automotive, construction and other industries in which the Company participates; failure to maintain appropriate levels of inventories; financial difficulties (including bankruptcy filings) of original equipment manufacturers, end-users and customers, suppliers, joint venture partners and others with whom the Company does business; the ability to realize targeted expense reductions from headcount reductions, facility closures and other cost reduction efforts; the ability to realize cost savings and operational, sales and sourcing improvements and efficiencies, and other expected benefits from transformation initiatives, on a timely basis; the overall success of, and the ability to integrate, newly acquired businesses and joint ventures, maintain and develop their customers, and achieve synergies and other expected benefits and cost savings therefrom; capacity levels and efficiencies, within facilities, within major product markets and within the industries in which the Company participates as a whole; the effect of disruption in the business of suppliers, customers, facilities and shipping operations due to adverse weather, casualty events, equipment breakdowns, labor shortages, interruption in utility services, civil unrest, international conflicts (especially in light of Russia’s invasion of Ukraine), terrorist activities or other causes; changes in customer demand, inventories, spending patterns, product choices, and supplier choices; risks associated with doing business internationally, including economic, political and social instability (especially in light of Russia’s invasion of Ukraine), foreign currency exchange rate exposure and the acceptance of the Company’s products in global markets; the ability to improve and maintain processes and business practices to keep pace with the economic, competitive and technological environment; the effect of inflation, interest rate increases and economic recession, as well as potential adverse impacts as a result of the Inflation Reduction Act of 2022, which may negatively impact the Company’s operations and financial results; deviation of actual results from estimates and/or assumptions used by the Company in the application of its significant accounting policies; the level of imports and import prices in the Company’s markets; the impact of environmental laws and regulations or the actions of the United States Environmental Protection Agency or similar regulators which increase costs or limit the Company’s ability to use or sell certain products; the impact of increasing environmental, greenhouse gas emission and sustainability regulations and considerations; the impact of judicial rulings and governmental regulations, both in the United States and abroad, including those adopted by the United States Securities and Exchange Commission (“SEC”) and other governmental agencies as contemplated by the Coronavirus Aid, Relief and Economic Security (CARES) Act, the Consolidated Appropriations Act, 2021, the American Rescue Plan Act of 2021, and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the effect of healthcare laws in the United States and potential changes for such laws, which may increase the Company’s healthcare and other costs and negatively impact the Company’s operations and financial results; the effect of tax laws in the United States and potential changes for such laws, which may increase the Company's costs and negatively impact its operations and financial results; cyber security risks; the effects of privacy and information security laws and standards; and other risks described from time to time in the Company’s filings with the SEC, including those described in the “Risk Factors” section of the information statement filed as Exhibit 99.1 to the Company’s Amendment No. 3 to its registration statement on Form 10 filed with the SEC on November 14, 2023.

Forward-looking statements should be construed in the light of such risks. The Company notes these factors for investors as contemplated by the Act. It is impossible to predict or identify all potential risk factors. Consequently, you should not consider the foregoing list to be a complete set of all potential risks and uncertainties. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. The Company does not undertake, and hereby disclaims, any obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

WORTHINGTON STEEL, INC.
CONDENSED COMBINED STATEMENTS OF EARNINGS
(In millions, except per share amounts)

(Unaudited)

	Three Months Ended				Six Months Ended
	November 30,				November 30,
	2023		2022		2023		2022
Net sales	$808.0		$868.4		$1,713.8		$1,943.0
Cost of goods sold	747.8		833.9		1,525.1		1,819.9
Gross margin	60.2		34.5		188.7		123.1
Selling, general and administrative expense	54.1		50.7		107.9		98.0
Impairment of long-lived assets	-		-		1.4		0.3
Restructuring and other income, net	-		(4.3)		-		(4.2)
Separation costs	14.9		8.0		18.5		8.0
Operating income (loss)	(8.8)		(19.9)		60.9		21.0
Other income (expense):
Miscellaneous income (expense), net	0.6		0.9		1.5		1.1
Interest expense, net	(0.2)		(0.9)		(0.7)		(2.2)
Equity in net income of unconsolidated affiliate	3.8		1.9		12.8		3.7
Earnings (loss) before income taxes	(4.6)		(18.0)		74.5		23.6
Income tax expense (benefit)	(2.5)		(5.5)		14.5		4.8
Net earnings (loss)	(2.1)		(12.5)		60.0		18.8
Net earnings (loss) attributable to noncontrolling interests	3.9		3.3		7.5		4.4
Net earnings (loss) attributable to controlling interest	$(6.0)		$(15.8)		$52.5		$14.4

Basic
Weighted average common shares outstanding(1)	49.3	*	49.3	*	49.3	*	49.3	*
Earnings (loss) per share attributable to controlling interest	$(0.12)		$(0.32)	*	$1.07	*	$0.29

Diluted
Weighted average common shares outstanding(1)	49.3	*	49.3	*	49.3	*	49.3	*
Earnings (loss) per share attributable to controlling interest	$(0.12)		$(0.32)	*	$1.07	*	$0.29

Common shares outstanding at end of period(1)	49.3	*	49.3	*	49.3	*	49.3	*

Cash dividends declared per share	n/a		n/a		n/a		n/a

(1)
Reported Weighted average common shares outstanding and Common shares outstanding at end of period reflect basic shares at the Separation date (December 1, 2023). This share amount is being utilized for the calculation of basic and diluted Earnings (loss) per share for periods presented through the Separation date.

*Subsequent to the issuance of the initial financial news release, this item has been revised. Previously, the Weighted average common shares outstanding (Basic and Diluted) was 50.0 for all periods presented, and the Common shares outstanding at end of period was 50.0 for all periods presented. Additionally, the Earnings (loss) per share attributable to controlling interest (Basic and Diluted) was $(0.31) for the three months ended November 30, 2022, and the Earnings (loss) per share attributable to controlling interest (Basic and Diluted) was $1.05 for the six months ended November 30, 2023.

WORTHINGTON STEEL, INC.
CONDENSED COMBINED BALANCE SHEETS
(In millions, except share amounts)

(Unaudited)

	November 30,	May 31,
	2023	2023
Assets
Current assets:
Cash and cash equivalents	$214.4	$32.7
Receivables, less allowances of $2.2 and $2.6 at November 30, 2023 and May 31, 2023, respectively	426.0	468.0
Inventories
Raw materials	160.1	173.9
Work in process	137.3	164.1
Finished products	76.4	76.8
Total inventories	373.8	414.8
Income taxes receivable	4.1	4.3
Assets held for sale	1.8	3.4
Prepaid expenses and other current assets	66.4	57.7
Total current assets	1,086.5	980.9
Investment in unconsolidated affiliate	127.4	114.6
Operating lease assets	72.1	75.3
Goodwill	79.2	78.6
Other intangible assets, net of accumulated amortization of $42.1 and $38.9 at November 30, 2023
and May 31, 2023, respectively	80.2	83.4
Deferred tax asset	6.3	6.3
Other assets	12.3	10.9
Property, plant and equipment:
Land	38.7	37.6
Buildings and improvements	171.5	168.6
Machinery and equipment	868.6	847.5
Construction in progress	42.1	20.3
Total property, plant and equipment	1,120.9	1,074.0
Less: accumulated depreciation	687.5	659.6
Total property, plant and equipment, net	433.4	414.4
Total assets	$1,897.4	$1,764.4

Liabilities and equity
Current liabilities:
Accounts payable	$349.9	$402.2
Short-term borrowings	175.0	2.8
Accrued compensation, contributions to employee benefit plans and related taxes	29.9	31.9
Other accrued items	14.7	15.6
Current operating lease liabilities	5.8	5.9
Current maturities of long-term debt due to Worthington Enterprises, Inc.	20.0	20.0
Total current liabilities	595.3	478.4
Other liabilities	34.6	33.6
Noncurrent operating lease liabilities	69.0	71.7
Deferred income taxes	27.0	26.1
Total liabilities	725.9	609.8
Preferred shares, without par value; authorized - 1,000,000 shares at November 30, 2023;
no shares issued or outstanding	-	-
Common shares, without par value; authorized - 150,000,000 shares at November 30, 2023; issued
and outstanding 49,286,517* shares and 100 shares at November 30, 2023 and May 31, 2023, respectively	-	-
Net Worthington Enterprises, Inc. investment	1,039.5	1,031.1
Accumulated other comprehensive income (loss), net of taxes of $(3.5) and $(2.6) at November 30, 2023
and May 31, 2023, respectively	0.8	(2.1)
Total equity - controlling interest	1,040.3	1,029.0
Noncontrolling interests	131.2	125.6
Total equity	1,171.5	1,154.6
Total liabilities and equity	$1,897.4	$1,764.4

*Subsequent to the issuance of the initial financial news release, this item has been revised. Previously, the Common Shares - issued and outstanding at November 30, 2023 was 50,025,115.

WORTHINGTON STEEL, INC.
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
(In millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	November 30,		November 30,
	2023	2022	2023	2022
Operating activities:
Net earnings (loss)	$(2.1)	$(12.5)	$60.0	$18.8
Adjustment to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	16.4	17.8	33.3	35.5
Impairment of long-lived assets	-	-	1.4	0.3
Benefit from deferred income taxes	(0.1)	(0.1)	(0.2)	(0.2)
Bad debt expense (income)	0.3	1.0	(0.4)	1.3
Equity in net income of unconsolidated affiliate, net of distributions	(3.8)	(1.9)	(12.8)	(3.7)
Net gain on sale of assets	(0.4)	(3.8)	(0.4)	(3.8)
Stock-based compensation	3.3	2.5	6.1	4.8
Changes in assets and liabilities, net of impact of acquisitions:
Receivables	89.4	98.9	56.5	114.0
Inventories	91.5	86.9	48.3	145.1
Accounts payable	(53.5)	(84.4)	(49.9)	(176.1)
Accrued compensation and employee benefits	0.8	1.3	(2.7)	(5.5)
Other operating items, net	(1.9)	(2.4)	(20.0)	(13.0)
Net cash provided by operating activities	139.9	103.3	119.2	117.5

Investing activities:
Investment in property, plant and equipment	(18.9)	(14.5)	(36.2)	(25.6)
Proceeds from sale of assets, net of selling costs	0.8	23.2	0.8	23.2
Acquisitions, net of cash acquired	(21.0)	-	(21.0)	-
Net cash provided by (used in) investing activities	(39.1)	8.7	(56.4)	(2.4)

Financing activities:
Transfers to Worthington Enterprises, Inc., net	(88.8)	(75.3)	(51.4)	(39.2)
Proceeds from (repayment of) short-term borrowings	175.0	(10.6)	172.2	(43.1)
Principal payments on long-term debt	-	(10.0)	-	(10.0)
Payments to noncontrolling interests	-	(11.8)	(1.9)	(11.8)
Net cash provided by (used in) financing activities	86.2	(107.7)	118.9	(104.1)

Increase (decrease) in cash and cash equivalents	187.0	4.3	181.7	11.0
Cash and cash equivalents at beginning of period	27.4	26.8	32.7	20.1
Cash and cash equivalents at end of period	$214.4	$31.1	$214.4	$31.1

WORTHINGTON STEEL, INC.
NON-GAAP FINANCIAL MEASURES / SUPPLEMENTAL DATA
(In millions, except volume and per share amounts)

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP). The Company also presents certain non-GAAP financial measures including (a) adjusted operating income, (b) adjusted earnings before income taxes, (c) adjusted income tax expense (benefit), (d) adjusted net earnings attributable to controlling interest (e) adjusted net earnings per diluted share attributable to controlling interest, (f) adjusted net earnings before interest and taxes attributable to controlling interest (“adjusted EBIT”), (g) adjusted net earnings before interest, taxes, depreciation and amortization attributable to controlling interest (“adjusted EBITDA”), (h) pro forma adjusted net earnings before interest and taxes attributable to controlling interest ("pro forma adjusted EBIT") and (i) free cash flow.

These non-GAAP financial measures typically exclude impairment and restructuring charges (gains), but may also exclude other items that management believes are not reflective of, and thus should not be included when evaluating the performance of the Company’s ongoing operations. Management uses these non-GAAP financial measures to evaluate the Company’s performance, engage in financial and operational planning, and determine incentive compensation and believes these non-GAAP financial measures provide useful information to investors because they provide additional perspective of the performance of the Company’s ongoing operations. Additionally, management believes these non-GAAP financial measures provide useful information to investors because they allow for meaningful comparisons and analysis of trends in the Company’s businesses and enables investors to evaluate operations and future prospects in the same manner as management.

For the purposes of the subsequent tables, the below non-GAAP measures have been adjusted for the reasons identified below:

•
Impairment of long-lived assets - impairments are excluded because they do not occur in the ordinary course of the Registrant’s ongoing business operations, are inherently unpredictable in timing and amount, and are non-cash, so their exclusion facilitates the comparison of historical and current financial results.
•
Restructuring activities - these activities consist of established programs that are not part of the Company's ongoing operations, such as divestitures, closing or consolidating facilities, employee severance (including rationalizing headcount or other significant changes in personnel), and realignment of existing operations (including changes to management structure in response to underlying performance and/or changing market conditions).
•
Separation Costs - direct and incremental costs incurred in connection with the Separation from Worthington Enterprises, Inc., including audit, legal, and other fees paid to third-party advisors as well as direct and incremental costs associated with the separation of shared corporate functions which are not part of the Registrant’s ongoing operations.

The following provides a reconciliation to adjusted operating income (loss), adjusted earnings (loss) before income taxes, adjusted income tax expense (benefit), adjusted net earnings (loss) attributable to controlling interest and adjusted net earnings (loss) per diluted share attributable to controlling interest from the most comparable GAAP measures for the three months ended November 30, 2023 and November 30, 2022.

	Three Months Ended November 30, 2023
	Operating Income (Loss)	Earnings (Loss) Before Income Taxes	Income Tax Expense (Benefit)	Net Earnings (Loss) Attributable to Controlling Interest	Net Earnings (Loss) per Diluted Share Attributable to Controlling Interest
GAAP	$(8.8)	$(4.6)	$(2.5)	$(6.0)	$(0.12)
Separation costs	14.9	14.9	(3.5)	11.4	0.23
Non-GAAP	$6.1	$10.3	$(6.0)	$5.4	$0.11

	Three Months Ended November 30, 2022
	Operating Income (Loss)	Earnings (Loss) Before Income Taxes	Income Tax Expense (Benefit)	Net Earnings (Loss) Attributable to Controlling Interest	Net Earnings (Loss) per Diluted Share Attributable to Controlling Interest
GAAP	$(19.9)	$(18.0)	$(5.5)	$(15.8)	$(0.32)	*
Restructuring and other income, net	(4.3)	(4.3)	0.6	(1.8)	(0.04)
Separation costs	8.0	8.0	(2.1)	5.9	0.12
Non-GAAP	$(16.2)	$(14.3)	$(7.0)	$(11.7)	$(0.24)	*

*Subsequent to the issuance of the initial financial news release, this item has been revised. Previously, the Net earnings (loss) per Diluted Share Attributable to Controlling Interest (GAAP) was $(0.31), and Net earnings (loss) per Diluted Share Attributable to Controlling Interest (Non-GAAP) was $(0.23).

The following provides a reconciliation to adjusted operating income, adjusted earnings before income taxes, adjusted income tax expense, adjusted net earnings attributable to controlling interest and adjusted net earnings per diluted share attributable to controlling interest from the most comparable GAAP measures for the six months ended November 30, 2023 and November 30, 2022.

	Six Months Ended November 30, 2023
	Operating Income (Loss)	Earnings (Loss) Before Income Taxes	Income Tax Expense (Benefit)	Net Earnings (Loss) Attributable to Controlling Interest	Net Earnings (Loss) per Diluted Share Attributable to Controlling Interest
GAAP	$60.9	$74.5	$14.5	$52.5	$1.07	*
Impairment of long-lived assets	1.4	1.4	(0.2)	0.7	0.01
Separation costs	18.5	18.5	(4.3)	14.2	0.28
Non-GAAP	$80.8	$94.4	$10.0	$67.4	$1.36	*

*Subsequent to the issuance of the initial financial news release, this item has been revised. Previously, the Net earnings (loss) per Diluted Share Attributable to Controlling Interest (GAAP) was $1.05, and Net earnings (loss) per Diluted Share Attributable to Controlling Interest (Non-GAAP) was $1.34.

	Six Months Ended November 30, 2022
	Operating Income (Loss)	Earnings (Loss) Before Income Taxes	Income Tax Expense (Benefit)	Net Earnings (Loss) Attributable to Controlling Interest	Net Earnings (Loss) per Diluted Share Attributable to Controlling Interest
GAAP	$21.0	$23.6	$4.8	$14.4	$0.29
Impairment of long-lived assets	0.3	0.3	(0.1)	0.1	-
Restructuring and other income, net	(4.2)	(4.2)	0.6	(1.7)	(0.03)
Separation costs	8.0	8.0	(2.1)	5.9	0.12
Non-GAAP	$25.1	$27.7	$3.2	$18.7	$0.38

To further assist in the analysis of results for the periods presented, the following volume and net sales information for three and six months ended November 30, 2023 and November 30, 2022 has been provided below along with a reconciliation of adjusted EBIT and adjusted EBITDA to the most comparable GAAP measure, which is net earnings (loss) attributable to controlling interests. Adjusted EBIT margin is calculated by dividing adjusted EBIT by net sales. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by net sales.

	Three Months Ended
	November 30,
	2023	2022
Volume (tons)	968,595	952,888
Net Sales	$808.0	$868.4

Net earnings (loss) attributable to controlling interest	$(6.0)	$(15.8)
Interest expense, net	0.2	0.9
Income tax expense (benefit)	(2.5)	(5.5)
Restructuring and other income, net(1)	-	(2.5)
Separation costs	14.9	8.0
Adjusted EBIT	6.6	(14.9)
Depreciation and amortization	16.4	17.8
Adjusted EBITDA	$23.0	$2.9

Adjusted EBIT margin	0.8%	-1.7%
Adjusted EBITDA margin	2.8%	0.3%

	Six Months Ended
	November 30,
	2023	2022
Volume (tons)	1,992,140	1,956,796
Net Sales	$1,713.8	$1,943.0

Net earnings (loss) attributable to controlling interest	$52.5	$14.4
Interest expense, net	0.7	2.2
Income tax expense (benefit)	14.5	4.8
Impairment of long-lived assets(2)	0.9	0.1
Restructuring and other income, net(1)	-	(2.4)
Separation costs	18.5	8.0
Adjusted EBIT	87.1	27.1
Depreciation and amortization	33.3	35.5
Adjusted EBITDA	$120.4	$62.6

Adjusted EBIT margin	5.1%	1.4%
Adjusted EBITDA margin	7.0%	3.2%

(1)
Excludes the noncontrolling interest portion of restructuring and other income, net of $(1.8) million in both the prior year quarter and prior year period.
(2)
Excludes the noncontrolling interest portion of impairment of long-lived assets of $0.5 million and $0.2 million in the current year period and prior year period, respectively.

The table below provides a reconciliation from net earnings (loss) attributable to controlling interest (the most comparable GAAP financial measure) to the non-GAAP financial measures, EBITDA and adjusted EBITDA, for the three months ended November 30, 2023 and November 30, 2022, and the twelve months ended November 30, 2023.

	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
	2024	2024	2023	2023	2023
Net earnings (loss) attributable to controlling interest	$(6.0)	$58.5	$67.3	$5.4	$(15.8)
Interest expense, net	0.2	0.5	0.4	0.5	0.9
Income tax expense (benefit)	(2.5)	17.0	23.4	0.8	(5.5)
Depreciation and amortization	16.4	16.9	17.1	17.0	17.8
EBITDA	8.1	92.9	108.2	23.7	(2.6)
Impairment of long-lived assets	-	0.9	1.8	-	-
Restructuring and other income, net	-	-	-	-	(2.5)
Separation costs	14.9	3.6	5.5	4.0	8.0
Adjusted EBITDA	$23.0	$97.4	$115.5	$27.7	$2.9

Trailing twelve months adjusted EBITDA	$263.6

The following provides a reconciliation of net cash provided by operating activities (the most comparable GAAP financial measure) to free cash flow for the three months and the twelve months ended November 30, 2023. Free cash flow is a non-GAAP financial measure that management believes measures the Company's ability to generate cash beyond what is required for its business operations and capital expenditures.

	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter
	2024	2024	2023	2023
Net cash provided by (used by) operating activities	$139.9	$(20.7)	$79.2	$118.3
Investment in property, plant and equipment	(18.9)	(17.3)	(9.0)	(10.9)
Free cash flow	$121.0	$(38.0)	$70.2	$107.4

Trailing twelve months free cash flow	$260.6

To further assist in the analysis of results for the periods presented, the following information for the three and six months ended November 30, 2023 and November 30, 2022 has been provided below along with a reconciliation of net earnings (loss) attributable to controlling interest to pro forma adjusted EBIT. Pro forma adjusted EBIT is a non-GAAP financial measure that management believes includes incremental and on-going impacts to the Company's operating results as a stand-alone public company resulting from the separation from Worthington Enterprises, Inc. The pro forma financial information assumes the separation occurred on June 1, 2022, the first day of our fiscal 2023.

This pro forma financial information has been prepared based upon the best available information and management estimates and is subject to assumptions and adjustments described in the accompanying footnotes. It is not intended to be a complete presentation of the Company’s financial position or results of operations had the separation occurred as of and for the periods indicated. In addition, the pro forma financial information is being provided for informational purposes only, and is not necessarily indicative of the Company’s future results of operations or financial condition had the separation and related transactions been completed on the dates assumed. Management believes these assumptions and estimates are reasonable, given the information available on the filing date.

	Three Months Ended
	November 30,
	2023	2022
Net earnings (loss) attributable to controlling interest	$(6.0)	$(15.8)
Interest expense, net	0.2	0.9
Income tax expense (benefit)	(2.5)	(5.5)
Restructuring and other income, net(3)	-	(2.5)
Separation costs	14.9	8.0
Adjusted EBIT	6.6	(14.9)
Pro Forma Adjustments:
Incremental steel supply agreement margin(1)	1.0	1.0
Incremental stand-alone corporate costs(2)	(4.1)	(3.4)
Total Pro Forma Adjustments	(3.1)	(2.4)
Pro Forma Adjusted EBIT	$3.5	$(17.3)

	Six Months Ended
	November 30,
	2023	2022
Net earnings (loss) attributable to controlling interest	$52.5	$14.4
Interest expense, net	0.7	2.2
Income tax expense (benefit)	14.5	4.8
Impairment of long-lived assets(4)	0.9	0.1
Restructuring and other income, net(3)	-	(2.4)
Separation costs	18.5	8.0
Adjusted EBIT	87.1	27.1
Pro Forma Adjustments:
Incremental steel supply agreement margin(1)	1.9	1.9
Incremental stand-alone corporate costs(2)	(8.5)	(6.7)
Total Pro Forma Adjustments	(6.6)	(4.8)
Pro Forma Adjusted EBIT	$80.5	$22.3

(1)
Reflects the incremental margin on sales to Worthington Enterprise, Inc. under the steel supply agreement between the Company and Worthington Enterprise, Inc.
(2)
Includes an increase in SG&A expense for the three and six months ended November 30, 2023 and November 30, 2022 respectively, to capture the effects of recurring and ongoing costs required to operate our stand-alone corporate functions as well as public company costs, offset by lower corporate profit sharing and bonus expense post-separation than what was allocated to the Company in the combined financial statements due to the employee matters agreement.
(3)
Excludes the noncontrolling interest portion of restructuring and other income, net of $(1.8) million in both the prior year quarter and prior year period.
(4)
Excludes the noncontrolling interest portion of impairment of long-lived assets of $0.5 million and $0.2 million in the current year period and prior year period, respectively.

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